Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), is made as of March 23, 2007 (the “Effective Date”), by and among Cem Esin, an individual (“Esin”), Jonathan Shiff, an individual (“Shiff”), Mark Hagen, an individual (“Hagen”), Kory M. Madison, an individual (“Madison” and together with Esin, Shiff and Hagen, the “Sellers”), and Nayna Networks, Inc., a Nevada corporation (the “Buyer”).

A. The Sellers are the owners of all of the membership interests, and are the sole members, of Alarmco, LLC, a California limited liability company (“Alarmco”).

B. The Buyer desires to purchase all outstanding membership interests in Alarmco (the “Membership Interests”) from the Sellers and the Sellers desire to sell all outstanding Membership Interests in Alarmco to the Buyer.

C. The Buyer, the Sellers and Pro Sat, LLC, a California limited liability company (“Pro Sat”), are parties to that certain Membership Interests Purchase Agreement, dated January 31, 2007 (the “Pro Sat Agreement”), pursuant to which the Buyer intends to purchase all of the outstanding membership interests of Pro Sat from the Sellers.

D. In consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows.

1.  Purchase of the Membership Interests. At the Closing (as defined) and subject to and upon the terms and conditions of this Agreement, the Sellers hereby agree to sell, transfer, convey, assign and deliver to the Buyer, and the Buyer hereby agrees to purchase, acquire and accept from the Sellers, all outstanding Membership Interests in consideration for the payment to each of the Sellers of their pro rata portion of the Purchase Price (as defined). The Buyer’s obligation hereunder with regard to each Seller is contingent and conditioned upon each Seller fulfilling its respective conditions and obligations hereunder.

2.  Purchase Price. The purchase price to be paid by the Buyer for the Membership Interests shall be 1,000 shares of the Buyer’s Common Stock (the “Purchase Price”) to be issued to the Seller pro rata based on their relative Membership Interests.

3.  The Closing.

(a)  Unless this Agreement is earlier terminated in accordance with Section 10, subject to the satisfaction or waiver of each of the conditions set forth in Section 7, the closing of the transactions contemplated by this Agreement (the “Closing”), shall take place at the offices of Hutchison Law Group PLLC in Raleigh, North Carolina commencing at 9:00 a.m. local time on the date of the closing of the transaction contemplated by the Pro Sat Agreement, or at such other place and time as shall be mutually agreed upon by the Buyer and the Sellers (the “Closing Date”). All transactions at the Closing shall be deemed to take place simultaneously, and no transaction shall be deemed to have been completed and no documents or certificates shall be deemed to have been delivered until all other transactions are completed and all other documents and certificates are delivered.

(b)  At the Closing, (i) each Seller shall execute and deliver such documents as are necessary to effect a transfer of his Membership Interests to the Buyer and (ii) the Buyer shall issue to the Sellers their pro rata portion of the Purchase Price.

4.  Tax Consequences. The Buyer makes no representations or warranties to any Seller regarding the tax treatment of the sale of the Membership Interests, or any of the tax consequences to any Seller of this Agreement, the sale of the Membership Interests or any of the other transactions or agreements contemplated hereby. Each Seller acknowledges that it is relying solely on its own tax advisors in connection with this Agreement, the sale of the Membership Interests and the other transactions and agreements contemplated hereby.

5.  Representations and Warranties of the Sellers. The Sellers, jointly and severally, hereby represent and warrant to the Buyer that the statements contained in this Section 5 are true and correctas as of the Effective Date.

(a)  The Sellers are the sole owners, of record and beneficially, of, and hereby transfers to the Buyer good, valid and marketable title to, the Membership Interests, free and clear of all security interests, liens, rights, claims and obligations of any kind, except as set forth in the Operating Agreement of Alarmco.

(b)  This Agreement constitutes a valid and binding agreement of each of the Sellers, enforceable against each Seller in accor-dance with its terms except as and to the extent that the same may be affected by bankruptcy or other insolvency laws affecting the rights of creditors generally.

(c)   The Membership Interests represent 100% of the outstanding membership interests of each Alarmco. Other than this Agreement there are no outstanding options, warrants or other agreements or rights to purchase, or to cause Alarmco to issue or sell, any other equity interests.

6.  Pre-Closing Covenants.

(a)  Closing Efforts. Each of the parties shall use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its reasonable best efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Party to consummate the transactions contemplated by this Agreement are satisfied.

(b)  Operation of Alarmco. Except as contemplated by this Agreement, from the Effective Date to the Closing, each of the Sellers shall cause Alarmco to conduct its operations in the ordinary course of business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its reasonable best efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, prior to the Closing, each of the Sellers shall cause Alarmco not to, without the written consent of the Buyer which consent shall not be unreasonably withheld:

i.  issue or sell any stock or other securities of Alarmco or any subsidiary or any options, warrants or other rights to acquire any such stock or other securities (except pursuant to the conversion or exercise of options, warrants or other convertible securities outstanding on the date hereof);

ii.  declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

iii.  create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

iv.  enter into, adopt or amend any employee benefit plan or any employment or severance agreement or increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees or hire any new officers or any new employees;

v.  acquire, sell, lease, license or dispose of any assets or property (including any shares or other equity interests in or securities of any subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the ordinary course of business;

vi.  mortgage or pledge any of its property or assets or subject any such property or assets to any security interest;

vii.  discharge or satisfy any security interest or pay any obligation or liability other than in the ordinary course of business;

viii.  amend its certificate of formation, operating agreement or other organizational documents in a manner that could have an adverse effect on the transactions contemplated by this Agreement;

ix.  change its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in U.S. generally accepted accounting principles, or make any new elections, or changes to any current elections, with respect to taxes that affect Alarmco;

x.  make or commit to make any capital expenditure in excess of $10,000 per item or $50,000 in the aggregate;

xi.  institute or settle any legal proceeding;

xii.  take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Sellers set forth in this Agreement becoming untrue or (ii) any of the conditions to the Closing set forth in Section 7 not being satisfied; or

xiii.  agree in writing or otherwise to take any of the foregoing actions.

(c)  Exclusivity. The Sellers shall not, directly or indirectly, (1) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving Alarmco, (2) furnish any non public information concerning the business, properties or assets of Alarmco, to any party (other than the Buyer) or (3) engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction.

7.  Conditions to Closing. The obligation of the Buyer to consummate the transactions contemplated by this Agreement to be consummated at the Closing is subject to the satisfaction of the following conditions:

(a)  the representations and warranties of the Sellers set forth in in this Agreement shall be true and correct in all respects, in each case as of the Effective Date and as of the Closing as though made as of the Closing;

(b)  the Sellers shall have performed or complied with in all material respects the agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

(c)  no legal proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (1) prevent consummation of the transactions contemplated by this Agreement, (2) cause the transactions contemplated by this Agreement to be rescinded following consummation or (3) affect adversely the right of the Buyer to own, operate or control the Membership Interests, or to conduct the business of Alarmco as currently conducted, following the Closing, and no such judgment, order, decree, stipulation or injunction shall be in effect;

(d)  the closing of the transactions contemplated by the Pro Sat Agreement; and

(e)  the Buyer in its sole discretion, shall be satisfied with the results of its business, legal and financial due diligence review of the Seller.

8.  Additional Documents. From and after the date of this Agreement, each of the parties shall, at the request of the other, prepare, execute and deliver to the others such addi-tional documents and instruments and take such action as the other may deem reasonably necessary to further evidence or effect any of the transactions contemplated herein. All costs and expenses rea-sonably and necessarily incurred by either party in connection with the preparation of any such documents and instruments or the taking of any such action shall be borne by the party requesting the same.

9.  Indemnification.

(a) Survival. All representations, warranties, covenants and obligations in this Agreement and any other certificate or document delivered pursuant to this Agreement shall survive the Closing. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any actual knowledge acquired (or capable of being acquired) by the Buyer at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

(b) Indemnification. Each of the Sellers will indemnify and hold harmless the Buyer, and any director, officer, member, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of the Buyer (collectively, the “Buyer Indemnified Persons”), and will reimburse the Buyer Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses) or diminution of value, whether or not involving a third-party claim (collectively, “Damages”), arising from or in connection with: (i) any breach of any representation or warranty made by the Seller in this Agreement or any other certificate, document, writing or instrument delivered by Seller pursuant to this Agreement or (ii) any breach of any covenant or obligation of the Seller in this Agreement or in any other certificate, document, writing or instrument delivered by the Seller pursuant to this Agreement.

10.  Termination.

(a)  Termination of Agreement. The parties may terminate this Agreement prior to the Closing, as provided below:

i.  the parties may terminate this Agreement by mutual written consent;

ii.  the Buyer may terminate this Agreement by giving written notice to the Sellers in the event the Sellers are in breach of any representation, warranty or covenant contained in this Agreement; or

iii.  this Agreement shall automatically terminate upon the effective termination of the Pro Sat Agreement.

(b)  Effect of Termination. If either Party terminates this Agreement pursuant to Section 9.1, all obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party (except for any liability of a Party for willful breaches of this Agreement).

11.  Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the pur-chase and transfer of the Membership Interests, and all prior agreements and under-standings of every kind between the parties regarding the purchase and transfer of the Membership Interests are superseded by this Agreement and are hereby terminated.

12.  Severability. The invalidity or unenforce-ability of any provision of this Agreement shall not affect the validity or-enforceability of any other provision.

13.  Modification. No provision of this Agreement, including any provision of this Section, may be modified, deleted or amended in any manner except by an agreement in writing executed by both of the parties.

14.  No Assignment. Neither this Agreement nor any interest herein may be assigned by any party without the consent of the others; provided that the Buyer may assign some or all of its rights, interests and/or obligations hereunder to one or more affiliates of the Buyer.

15.  Benefit. This Agreement shall be binding on and inure to the parties and their respective personal representatives, heirs, successors and assigns.

16.  Construction. This Agreement is executed and delivered and is intended to be performed in the State of North Carolina and shall be construed and enforced in accordance with the laws of such state, other than its rules with respect to choice of law.

17.  Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original.

18.  Headings. The underlined headings provided herein are for convenience only and shall not affect the interpre-tation of this agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be validly executed and delivered as of the date first written above.

THE BUYER: Nayna Networks, Inc.
By:	___________________
Naveen S. Bisht, President

ESIN
By:	___________________
Cem Esin

SHIFF:
By:	___________________
Jonathan Shiff

HAGEN
By:	___________________
Mark Hagen

Madison
By:	___________________
Kory M. Madison